UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2026

Acumen Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Its Charter)
____________________________

Delaware	001-40551	36-4108129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1210-1220 Washington Street, Suite 210 Newton, Massachusetts	02465
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (617) 344-4190

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ABOS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02    Termination of a Material Definitive Agreement.

As previously disclosed in its Current Report on Form 8-K filed on November 10, 2023, Acumen Pharmaceuticals, Inc. (the “Company”) entered into a Loan and Security Agreement, dated November 10, 2023 (the “Loan Agreement”), with K2 HealthVentures LLC (the “Lender”). The Loan Agreement provided for a term loan facility (the “Term Loan”) in an aggregate principal amount of $50.0 million, of which the Company borrowed $30.0 million in the first tranche on November 10, 2023. The principal amount of the Term Loan outstanding under the Loan Agreement bore interest per annum at the greater of (i) 9.65% or (ii) the sum of the prime rate last quoted in The Wall Street Journal plus 1.15% for such interest period, and was scheduled to mature on November 1, 2027. The Loan Agreement provided for a final payment fee of an additional $1.6 million (the “Final Payment Fee”) due upon repayment of the Term Loan.

On November 3, 2026, the Company provided notice of its intention to voluntarily prepay in full, using cash on hand, all outstanding obligations under the Loan Agreement in an aggregate amount of approximately $23.3 million (the “Payoff Amount”). The Payoff Amount of $23.3 million consisted of outstanding principal, accrued and unpaid interest, the Final Payment Fee and certain Lender’s expenses. On November 5, 2026, upon receipt by the Lender of the Payoff Amount, the Loan Agreement and certain other loan documents executed in connection therewith (other than those provisions that by their terms survive termination) were terminated, all commitments of the Lender thereunder were terminated, the Lender’s conversion right under the Loan Agreement terminated, and all liens and security interests securing the Company’s obligations under the Loan Agreement were released.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which was filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2024.
Item 2.05    Costs Associated with Exit or Disposal Activities.

As previously disclosed in its Current Report on Form 8-K filed on October 30, 2026, the Company announced that it plans to cease development of sabirnetug, including the open-label extension portion of its ALTITUDE-AD trial, and to evaluate its strategic options, including with respect to its Enhanced Brain Delivery™ (EBD®) program. In connection with these decisions, on November 1, 2026, the board of directors of the Company (the “Board”) approved certain steps to implement cash conservation measures, including a reduction of the Company’s workforce by 52 full-time employees, or approximately 90% of the Company’s current employee base (the “Restructuring”). The Company initiated the Restructuring on November 2, 2026, with the majority of impacted positions ending in November 2026 and a small number of positions maintained into early 2027.

As a result of the Restructuring, the Company estimates that it will incur approximately $7.75 million in costs resulting from cash expenditures consisting of one-time severance payments and related expenses. The Company expects to record a significant portion of these charges in the fourth quarter of 2026 and the first quarter of 2027. The Restructuring is expected to be substantially complete by early 2027. The estimates of costs that the Company expects to incur and the timing thereof are subject to a number of assumptions and actual results may differ.

The Company anticipates that it will incur additional costs in connection with its evaluation of strategic options, including the retention of outplacement and advisory services and related matters, which the Company is unable to estimate in good faith at this time. In accordance with paragraph (d) of Item 2.05 of Form 8-K, the Company will file an amendment to this Current Report on Form 8-K once it makes a determination of such estimates or range of estimates. The Company may also incur other charges or cash expenditures not currently contemplated in connection with the Restructuring.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Any statement describing the Company’s goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “expects,” “anticipates,” “could,” “should,” “would,” “intends,” “estimates,” “may,” “potential,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements concerning the Company’s estimate of expenses that it will incur in connection with the Restructuring, the expected timing for completion of the Restructuring and the timing of the associated charges, as well as statements with respect to additional costs the Company may incur in connection with its evaluation of strategic options, including the retention of outplacement and advisory services and related matters. These statements are based upon the current beliefs and expectations of the Company’s management, and are subject to certain factors, risks and uncertainties, including the risk that the Company’s implementation of the Restructuring, including, without limitation, the reduction in force, as well as its evaluation of potential strategic options, may be unsuccessful, cause disruptions or create unintended consequences. Risks concerning the Company’s programs are described in additional detail in the Company’s filings with the SEC, including in the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and in subsequent filings with the SEC. Additional information will be made available in other filings that the Company makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statement, except as otherwise required by law, whether as a result of new information, future events or otherwise.
Item 9.01    Financial Statements and Exhibits.
(d).Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acumen Pharmaceuticals, Inc.

Dated: November 5, 2026	By:	/s/ Matthew Zuga
Matthew Zuga Chief Financial Officer and Chief Business Officer